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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report, dated January 19, 2000, related to the consolidated balance sheets of Volunteer Bancorp, Inc. and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of earnings, changes in stockholders' equity, cash flows and comprehensive income and Form 10-KSB for the year ended December 31, 1999, for Volunteer Bancorp, Inc.


                                           Welch & Associates, Ltd.


Nashville, Tennessee
March 30, 2000